For further information, contact:	Exhibit 99.1
Hanover Capital Mortgage Holdings, Inc.
John Burchett, CEO, Irma Tavares, COO, or Harold McElraft, CFO 732-593-1044
HANOVER CAPITAL MORTGAGE HOLDINGS
REPORTS 2007 FOURTH QUARTER AND YEAR END RESULTS
     Edison, New Jersey, April 3, 2008 - Hanover Capital Mortgage Holdings, Inc. (AMEX:HCM) (the “Company” or “HCM”) reported net earnings (loss) for the quarter ended December 31, 2007 of $(37.7) million, or $(4.37) per share on a fully diluted basis, compared to $(3.2) million, or $(0.38) per share on a fully diluted basis, for the fourth quarter 2006. Net earnings (loss) for the year ended December 31, 2007 was $(80.0) million, or $(9.68) per share on a fully diluted basis, versus $(2.9) million, or $(0.35) per share on a fully diluted basis, for the year ended December 31, 2006. There was no estimated taxable income for REIT distribution purposes for the years ended December 31, 2007 and 2006. Accordingly, the Company did not declare a fourth quarter dividend.
For the year ended December 31, 2007, the Company’s net loss of $(80.0) million was $77.1 million larger than the previous year’s net loss of $(2.9) million. This increase in the Company’s net loss is primarily due to impairment expense of $73.6 million for other than temporary declines in fair value of the Company’s Subordinate MBS Portfolio, a $3.8 million reduction in net interest income on the Company’s Subordinate MBS, and impairment expense of $1.3 million for other than temporary declines in fair value of its other subordinate security, partially offset by a gain on sale of $1.3 million of its HCP business. The gain on the sale of the Company’s HCP business is included in income from discontinued operations.
Significant changes in the Company’s financial position for 2007 are primarily related to the significant impairments recorded on its Subordinate MBS portfolio and the significant reduction in the size of its Agency MBS portfolio.
For the Company’s Subordinate MBS Portfolio, the mark to market loss increased by $73.5 million for the year ended December 31, 2007 compared to the same period of 2006. The increase in mark to market loss, the Company determined, is due to other than temporary declines in fair value primarily throughout the latter half of 2007. Similar declines in fair value were not experienced during 2006. For this same portfolio and related periods, net interest income decreased for the year ended December 31, 2007, compared to the same period of 2006 due to an increase in the interest expense associated with the new fixed-term financing facility the Company established in August 2007. This decrease is partially offset by an increase in interest income from the increase in the size of this portfolio for 2007 compared to 2006. During the beginning of 2006, the Company was still investing the proceeds from its $20 million trust preferred securities offering in November 2005 and was not fully invested until the end of March 2006. The Company had gains on sales of securities of $0.2 million for the year ended December 31, 2007, compared to gain on sales of $0.8 million for the same period of 2006. The Company sold 18 securities during the first two quarters of 2007 as part of a minor portfolio reorganization and in anticipation of potential credit issues.
The Company’s book value per share declined to $(2.96) as of December 31, 2007 primarily as a result of the decline in the market value of its Subordinate MBS portfolio.
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — including an amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company is currently evaluating the potential impact of this pronouncement. As the majority of the Company’s assets and liabilities, except for liability to subsidiary trusts, are either already recorded at fair value or the carrying value approximates fair value, any potential impact is limited to a few specific assets and liabilities. The Company has not yet determined whether it will make a fair value election for the following assets and liabilities, but the potential impact is as follows:
▪	The fair value election for the Subordinate MBS will result in any future increases or decreases in the fair value of these assets recorded through the statement of operations, rather than other comprehensive income.

▪	The fair value election for the liability to subsidiary trusts issuing preferred and capital securities could result in a significant decrease in the recorded value of this liability and a significant increase in the recorded value of stockholder’s equity. At December 31, 2007, this potential adjustment is approximately $34,270,000.

Upon the termination of our primary financing facility on August 9, 2008, the Company will have the option to repay the outstanding principal of approximately $85 million through cash or in-kind securities or surrender the facility to the lender without recourse. While the Company has sufficient cash to continue operations up to and beyond August 9, 2008, the Company does not have sufficient funds to repay the outstanding principal of this facility upon its scheduled repayment date of August 9, 2008. Additional sources of capital are required for the Company to generate positive cashflow and continue operations beyond 2008. These events have raised substantial doubt about the Company’s ability to continue as a going concern, and as a result, the Company’s auditors have included an explanatory paragraph, which raises doubt about the Company’s ability to continue as a going concern, in their unqualified audit opinion on the Company’s audited financial statements for the year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K.
The Company has taken the following actions to progress through these unprecedented market conditions:
▪	In August 2007, the Company converted the short-term revolving financing for its primary portfolio to a fixed-term financing agreement that is due August 9, 2008.

▪	In August 2007, the Company significantly reduced the short-term revolving financing for its other portfolios.

▪	During the first quarter of 2008, the Company successfully repaid and terminated all short-term revolving financing without any events of default. The Company repaid substantially all short-term revolving financing on one of its uncommitted lines of credit through the sale of the secured assets. On its $20 million committed line of credit, the Company had only approximately $480,000 of short-term financing outstanding as of March 31, 2008 and agreed with the lender to repay this obligation on April 10, 2008. On its $200 million committed line of credit, the Company had no borrowings outstanding and voluntarily and mutually agreed with the lender to terminate the financing facility.

▪	The Company is currently seeking additional capital and has engaged, Keefe, Bruyette & Woods, Inc., an investment advisor, for this purpose. Although no formal agreements have been reached, the Company is in discussion with several potential investors. While companies with similar investment strategies to the Company’s have recently raised significant capital in the public and private markets, there can be no assurance that the Company will be able to do so or, if the Company can, what the terms of any such financing would be.

▪	The Company has deferred interest payments on its long-term subordinated debt and may continue to defer these payments, if necessary. The Company has the contractual right to defer the payment of interest for up to four quarters.
John A. Burchett, the Company’s President and CEO, commented, “The financial condition of the Company continues to be impacted by the general market conditions in the mortgage and securities markets which have resulted in dramatic decreases in market values for mortgage related securities as well as reduced liquidity in the overall credit markets. The financing we obtained in August of 2007 is expensive but has allowed us the opportunity to look for new capital to improve our financial condition.”
HCM will host an investor conference call on Thursday, April 3, 2008 at 11:00 AM EST. The call will be broadcast over the Internet, at www.investorcalendar.com. To listen to the call, please go to the Web site at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those not available to listen to the live broadcast, a replay will be available shortly after the call at www.investorcalendar.com for a period of 30 days.
To access the live call by phone, dial 877-407-8035 (international callers dial 201-689-8035) several minutes before the call. A recorded replay may be heard through Monday, April 7, at 11:59 PM ET by dialing 877-660-6853 (international callers dial 201-612-7415) and using playback account #286 and conference ID #278894.
Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT staffed by seasoned mortgage capital markets professionals. HCM invests in prime mortgage loans and mortgage securities backed by prime mortgage loans.
For further information, visit HCM’s Web site at www.hanovercapitalholdings.com.
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Hanover Capital Mortgage Holdings, Inc. is including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, to differ materially from future results, performance or achievements. The forward-looking statements are based on Hanover’s current belief, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties that are described in Item 1 and Item 1A of Hanover’s Annual Report on Form 10-K for the year ended December 31, 2007 and in other securities filings by Hanover. Hanover’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Hanover undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, subsequent events or circumstances or otherwise, unless otherwise required by law.
- charts follow -

HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,
	2007	2006
Assets
Cash and cash equivalents	$7,257	$13,982
Accrued interest receivable	1,241	1,652
Mortgage loans
Collateral for CMOs	6,182	9,736
Mortgage securities ($112,740 and $254,482 pledged under Repurchase
Agreements as of December 31, 2007 and December 31, 2006, respectively)
Trading	30,045	105,104
Available for sale	82,695	154,599
Held to maturity	—	6,254
Other subordinate security, available for sale	1,477	—
Other subordinate security, held to maturity	—	2,757
Equity investment in unconsolidated affiliates	1,509	1,399
Other assets	4,782	6,237
Other assets of discontinued operations	—	2,549

	$135,188	$304,269

Liabilities
Repurchase agreements	$108,854	$193,247
Collateralized mortgage obligations (CMOs)	4,035	7,384
Dividends payable	—	1,236
Accounts payable, accrued expenses and other liabilities	6,709	2,757
Liability to subsidiary trusts issuing preferred and capital securities	41,239	41,239
Other liabilities of discontinued operations	—	823

	160,837	246,686

Commitments and Contingencies	—	—

Stockholders’ Equity
Preferred stock: $0.01 par value, 10 million shares authorized, no shares issued and outstanding	—	—
Common stock: $0.01 par value, 90 million shares authorized, 8,658,562 and 8,233,062 shares issued and outstanding as of December 31, 2007 and December 31, 2006, respectively	86	82
Additional paid-in capital	102,939	102,598
Cumulative earnings (deficit)	(71,289)	8,699
Cumulative distributions	(57,385)	(56,173)
Accumulated other comprehensive income	—	2,377

	(25,649)	57,583

	$135,188	$304,269

HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	(Unaudited)
	Three Months Ended
	December 31,		Years Ended December 31,
	2007	2006	2007	2006	2005
Revenues
Interest income	$5,509	$6,646	$24,823	$24,278	$16,296
Interest expense	6,371	3,938	19,224	13,942	8,284

Net interest income before loan loss provision	(862)	2,708	5,599	10,336	8,012
Loan loss provision	—	—	—	—	26

Net interest income	(862)	2,708	5,599	10,336	7,986
(Loss) gain on sale of mortgage assets	—	—	(803)	834	4,515
(Loss) gain on mark to market of mortgage assets	(32,609)	(59)	(75,934)	148	(2,715)
Gain (loss) on freestanding derivatives	(469)	(486)	1,199	(2,344)	180
Technology	209	419	1,155	2,857	3,054
Loan brokering and advisory services	—	—	157	105	1,647
Other income (loss)	(1,161)	(38)	(1,542)	(77)	602

Total revenues	(34,892)	2,544	(70,169)	11,859	15,269

Expenses
Personnel	912	983	3,910	4,239	6,428
Legal and professional	729	580	2,097	2,777	2,810
General and administrative	229	315	1,505	1,183	1,259
Depreciation and amortization	155	179	616	708	1,220
Occupancy	82	82	315	315	347
Technology	113	162	526	1,109	1,575
Financing	257	91	815	415	609
Goodwill impairment	—	2,478	—	2,478	—
Other	387	167	880	689	760

Total expenses	2,864	5,037	10,664	13,913	15,008

Operating income (loss)	(37,756)	(2,493)	(80,833)	(2,054)	261
Equity in income of unconsolidated affiliates	28	27	110	110	(165)
Minority interest in loss of consolidated affiliate	—	—	—	(5)	(57)

Income (loss) from continuing operations before income tax provision	(37,728)	(2,466)	(80,723)	(1,939)	153
Income tax provision	—	23	—	12	2

Income (loss) from continuing operations	(37,728)	(2,489)	(80,723)	(1,951)	151

Discontinued Operations
Income (loss) from discontinued operations before gain on sale and income tax provision	12	(618)	(611)	(917)	1,387
Gain on sale of discontinued operations	—	—	1,346	—	—
Income tax provision from discontinued operations	—	58	—	58	172

Income (loss) from discontinued operations	12	(676)	735	(975)	1,215

Net income (loss)	$(37,716)	$(3,165)	$(79,988)	$(2,926)	$1,366

Net income (loss) per common share — Basic
Income (loss) from continuing operations	$(4.37)	$(0.30)	$(9.77)	$(0.23)	$0.02
Income (loss) from discontinued operations	—	(0.08)	0.09	(0.12)	0.14

Net income (loss) per common share — Basic	$(4.37)	$(0.38)	$(9.68)	$(0.35)	$0.16

Net income (loss) per common share — Diluted
Income (loss) from continuing operations	$(4.37)	$(0.30)	$(9.77)	$(0.23)	$0.02
Income (loss) from discontinued operations	—	(0.08)	0.09	(0.12)	0.14

Net income (loss) per common share — Diluted	$(4.37)	$(0.38)	$(9.68)	$(0.35)	$0.16

Weighted average shares outstanding — Basic	8,629,362	8,260,855	8,265,194	8,358,433	8,443,744
Weighted average shares outstanding — Diluted	8,629,362	8,260,855	8,265,194	8,358,433	8,460,903

Hanover Capital Mortgage Holdings, Inc.
Summary Information for REIT Portfolio Assets
(dollars in thousands)

	Year Ended December 31, 2007
	Subordinate MBS	Agency MBS	Mortgage Loans
Average asset balance	$138,516	$73,775	$7,795
Average CMO borrowing balance	—	—	5,323
Average balance — Repurchase Agreements	86,733	68,871	632

Net interest earning assets	$51,783	$4,904	$1,840

Average leverage ratio	62.62%	93.35%	76.40%

Effective interest income rate	13.82%	5.76%	6.82%
Effective interest expense rate — CMO borrowing	—	—	6.67%
Effective interest expense rate — Repurchase Agreements	13.22%	5.38%	7.12%

Net interest spread	0.60%	0.38%	0.10%

Interest income	$19,139	$4,251	$532
Interest expense — CMO borrowing	—	—	355
Interest expense — Repurchase Agreements	11,466	3,704	45

Net interest income	$7,673	$547	$132

Yield on net interest earning assets	14.82%	11.15%	7.17%

	Year Ended December 31, 2006
	Subordinate MBS	Agency MBS	Mortgage Loans
Average asset balance	$136,443	$89,516	$15,152
Average CMO borrowing balance	—	—	9,515
Average balance — Repurchase Agreements	84,048	80,678	1,531

Net interest earning assets	$52,395	$8,838	$4,106

Average leverage ratio	61.60%	90.13%	72.90%

Effective interest income rate	12.35%	5.61%	6.92%
Effective interest expense rate — CMO borrowing	—	—	6.50%
Effective interest expense rate — Repurchase Agreements	6.38%	5.21%	6.79%

Net interest spread	5.97%	0.40%	0.38%

Interest income	$16,847	$5,020	$1,048
Interest expense — CMO borrowing	—	—	618
Interest expense — Repurchase Agreements	5,365	4,202	104

Net interest income	$11,482	$818	$326

Yield on net interest earning assets	21.91%	9.26%	7.94%

Hanover Capital Mortgage Holdings, Inc.
Summary Information for REIT Portfolio Assets
(dollars in thousands)

	Year Ended December 31, 2005
	Subordinate MBS	Agency MBS	Mortgage Loans
Average asset balance	$74,256	$97,103	$37,405
Average CMO borrowing balance	—	—	21,691
Average balance — Repurchase Agreements	45,089	84,613	7,606

Net interest earning assets	$29,167	$12,490	$8,108

Average leverage ratio	60.72%	87.14%	78.32%

Effective interest income rate	11.41%	5.06%	5.83%
Effective interest expense rate — CMO borrowing	—	—	5.59%
Effective interest expense rate — Repurchase Agreements	4.84%	3.28%	5.62%

Net interest spread	6.57%	1.78%	0.23%

Interest income	$8,471	$4,908	$2,179
Interest expense — CMO borrowing	—	—	1,212
Interest expense — Repurchase Agreements	2,184	2,774	428

Net interest income	$6,287	$2,134	$539

Yield on net interest earning assets	21.56%	17.09%	6.65%